Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Public Relations Manager
Stacey Branom
Captaris Inc.
(425) 638-4041
StaceyBranom@Captaris.com

Investor Relations
Melanie Canto
Captaris Inc.
(425) 638-4048
MelanieCanto@Captaris.com

Captaris Closes Acquisition of IMR

Bellevue Wash. — October 28, 2004 — Captaris Inc. (NASDAQ: CAPA), a leading provider of Business Information Delivery solutions, today announced that it has closed the acquisition of Information Management Research, Inc. (IMR), a major software vendor in the archiving and records management market. Captaris announced its proposed acquisition of IMR on October 4, 2004. IMR’s Alchemy product line helps organizations capture, archive and retrieve business information. The combination of IMR and Captaris will enable the company to provide complete solutions for Business Information Delivery.

Captaris purchased IMR for $25.1 million in cash, after a net working capital adjustment at closing. The company has deposited $5.0 million of the purchase price in a third-party escrow account to be held for two years as security for certain post closing obligations of the IMR shareholders, including indemnification obligations.

Needham & Company, Inc. served as financial advisor to Captaris in connection with the transaction.

About Captaris Inc.

Captaris Business Information Delivery solutions capture, process and deliver data and documents enabling customers to reduce costs and increase the performance of critical business information investments. Through its global distribution network, Captaris delivers

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cost-effective software products and services that help organizations manage and leverage the value of corporate information. In partnership with leading enterprise technology companies, Captaris has installed more than 100,000 systems in 65 countries, including all Fortune 100 companies.

Alchemy software technology addresses the sophisticated management needs of fixed content, the most common type of enterprise content. The product suite handles multiple types of fixed content such as images, email, PDFs and COLD/ERM, and manages the content through information lifecycle management (ILM) stages – including capture, workflow, document management, archive, records management, retrieval and distribution. Ideal for mid-market companies, the solution provides a far lower cost of ownership than enterprise content management solutions. More than 10,000 organizations in over 40 countries use Alchemy.

Captaris is headquartered in Bellevue, Wash., and has main offices in Tucson, Ariz., Portland, Ore., Englewood, Colo., Calgary, Canada, and European headquarters in Nieuwegein, Netherlands. In addition, Captaris has sales and support offices in Switzerland, the United Kingdom, Germany, Hong Kong, Australia and Dubai. The company was founded in 1982 and is publicly traded on the NASDAQ National Market under the symbol CAPA. For more information please visit www.captaris.com.

Captaris products Alchemy, Interchange, RightFax and Teamplate are trademarks of Captaris. All other company, brand and product names are the property and/or trademarks of their respective companies.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as “aims,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” or “targets” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward- looking statements. Factors that could affect Captaris’ actual results include, among others, the impact, if any, of stock-based compensation charges or benefit associated with variable accounting treatment on certain stock options, the potential failure to maintain and expand Captaris’ network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris’ financial results is included in Captaris’ most recent quarterly report on Form 10- Q and annual report on 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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